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                                                                    EXHIBIT 99.1

                                                       [TENNECO AUTOMOTIVE LOGO]
NEWS RELEASE


          For Immediate Release

          Contacts:       Margie Pazikas
                          Europe Media Relations
                          32 (0) 2 706 9470
                          margie.pazikas@eu.tenneco-automotive.com

                          Jane Ostrander
                          Media Relations
                          847 482-5607
                          jane.ostrander@tenneco-automotive.com

                          Leslie Hunziker
                          Investor Relations
                          847 482-5042
                          leslie.hunziker@tenneco-automotive.com


                    TENNECO AUTOMOTIVE LAUNCHES MANUFACTURING
                              OPERATIONS IN RUSSIA
              COMPANY TO PRODUCE EXHAUST COMPONENTS AND ASSEMBLIES
                             AT ITS TOGLIATTI PLANT

FRANKFURT, GERMANY, September 9, 2003 - Tenneco Automotive (NYSE: TEN) announced today that the company is continuing its Central and Eastern European expansion by opening a manufacturing facility in Togliatti, Russia, approximately 1,000 kilometers southeast of Moscow.

The new facility will supply hot-end original equipment (OE) exhaust components, including catalytic converters and downpipes, and cold-end muffler assemblies for the Chevrolet Niva platform, a car built by a joint venture between General Motors and AvtoVAZ, the Russian-based automaker. Tenneco Automotive expects the facility to be operational by October 2003.


                                     -More-

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"We are building a meaningful presence in Russia and are well-positioned to capture growth opportunities in this rapidly expanding market," said Mark P. Frissora, chairman and CEO of Tenneco Automotive. "We will aggressively work to build our book of business by leveraging our regional knowledge and local management backed by Tenneco Automotive's global resources and engineering capabilities."

The opening of the Togliatti facility marks the fourth Tenneco Automotive plant in Central and Eastern Europe. The company operates an OE Emission Control plant in Rybnik, Poland; an OE Ride Control plant in Gliwice, Poland and an OE Ride Control and Emission Control facility in Hodkovice, Czech Republic.

Tenneco Automotive is a $3.5 billion manufacturing company with headquarters in Lake Forest, Illinois and approximately 19,600 employees worldwide. Tenneco Automotive is one of the world's largest producers and marketers of ride control and exhaust systems and products, sold under the Monroe(R) and Walker(R) global brand names. Among its products are Sensa-Trac(R) and Monroe Reflex(R) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-Flow(R) mufflers and DynoMax(R) performance exhaust products, and Monroe Clevite(R) vibration control components.

This press release contains forward-looking statements regarding the company's anticipated opening of a new manufacturing facility. Words such as "will," "expects" and similar expressions identify these forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). The company's plans and actual results could differ materially because these forward-looking statements involve risks, uncertainties and assumptions including, among other things, (i) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; (ii) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals; (iii) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products, including the company's resultant inability to realize the sales represented by its awarded book of business and the overall highly competitive nature of the automotive parts industry; (iv) acts of war, riots or terrorism as well as actions taken or to be taken by the United States or other governments as a result of acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where the company operates and (v) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries. Other factors that could cause the company's plans and results to differ materially from current expectations are described in the company's annual report on Form 10-K for the year ended December 31, 2002, to which you are referred for additional information. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.